Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of DayStar Technologies, Inc. (the “Company”) on Form 10-QSB for the quarterly period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), I, Stephen A. Aanderud, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2005

/s/ Stephen A. Aanderud
Stephen A. Aanderud Chief Financial Officer

[A signed original of this written statement required by Section 906 has been provided to DayStar Technologies, Inc. and will be retained by DayStar Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]